UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2010

MXENERGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138425	20-2930908
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

595 Summer Street, Suite 300, Stamford, Connecticut  06901
(Address and zip code of principal executive offices)

203-356-1318

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy  the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders

MXenergy Holdings Inc. (“the Company”) is filing this Current Report on Form 8-K to supplement its Quarterly Report on Form 10-Q for the period ended March 31, 2010, filed with the Securities and Exchange Commission on May 17, 2010, specifically related to the disclosure of information in Item II, Part 5 thereof regarding the departure and appointment of directors.  Effective as of May 13, 2010, holders of a majority of issued and outstanding shares of the Company’s Class C common stock, par value $0.01 per share (the “Class C Common Stock”), acted by written consent dated May 24, 2010, pursuant to the Company’s Certificate of Incorporation, to elect Carl Adam Carte to serve as a Class C Director on the Company’s board of directors.  Such written consent was signed and delivered to the Company by Denham Commodity Partners Fund LP and Charter MX LLC, holders of 12,275,623 shares of Class C Common Stock, which represented approximately 23% of the Company’s outstanding Class C Common Stock at such time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MXENERGY HOLDINGS INC.
(Registrant)

Date: June 29, 2010	/s/ Chaitu Parikh
	Name:	Chaitu Parikh
	Title:	Executive Vice President and Chief Financial Officer